Exhibit 10.14(c)

THIRD AMENDMENT
TO
JOINT DEVELOPMENT AND LICENSE AGREEMENT

This THIRD AMENDMENT (the "Third Amendment"), dated as of December 26, 2011 (the "Third Amendment Date"), is entered into by and between Dyax Corp., with effective offices at 300 Technology Square, Cambridge, Massachusetts 02139, U.S.A. ("Dyax"), and DefianteFarmacêutica S.A., with registered offices at Rua da Alfândega, n. 78, 3° andar, 9000-059, Funchal, Madeira, Portugal ("Defiante").  This Third Amendment further amends that certain Joint Development and License Agreement (the "Original Agreement"), dated effective as of June 18, 2010 (the "Effective Date"), as amended by the First Amendment to Joint Development and License Agreement (the "First Amendment”), dated December 21, 2010 (the "First Amendment Date") and the Second Amendment to Joint Development and License Agreement (the "Second Amendment"), dated May 21, 2011 (the "Second Amendment Date").  The Original Agreement, as amended by the First Amendment and the Second Amendment, is referred to herein as the "Amended Agreement."   All capitalized terms not otherwise defined in this Third Amendment shall be as defined in the Amended Agreement.

WHEREAS, under the terms of the Amended Agreement, Dyax has granted Defiante certain rights to Develop, Manufacture and Commercialize products incorporating DX-88 for the treatment of angioedemas and certain other indications; and

WHEREAS, the parties wish to amend certain terms and conditions applicable to Defiante's rights and obligations under the Amended Agreement.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dyax and Defiante hereby agree as follows:

1.
Exhibit A of the Amended Agreement is hereby amended to delete Taiwan, South Korea and Singapore from the Defiante Territory. Notwithstanding anything to the contrary contained in the Amended Agreement from and after the Third Amendment Date, Defiante shall have no further rights or obligations with respect to the Product in Taiwan, South Korea and Singapore, including any obligations to pay milestones, Development Cost or other compensation or reimbursement whatsoever in relation toTaiwan, South Korea and Singapore.

2.
Except as expressly provided otherwise in this Third Amendment, all provisions of the Amended Agreement remain in full force and effect without modification and all such terms are hereby ratified and confirmed.

3.
From and after the Third Amendment Date, the term "Agreement" as used in the Original Agreement shall mean the Original Agreement, as amended by the First Amendment, the Second Amendment and this Third Amendment.

4.	This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Dyax and Defiante have caused this Third Amendment to be duly executed by their authorized representatives under seal, effective as of the Third Amendment Date.

DYAX CORP.

By:	/s/ Ivana Magovcevic-Liebisch
Name: Ivana Magovcevic-Liebisch
Title: Executive Vice President, Chief Business Officer and General Counsel

DEFIANTE FARMACÊUTICA S.A.,

By:	/s/ Paulo Viegas
Name: Paulo Viegas
Title: CEO